REPURCHASE AGREEMENT

     In order to induce Commonwealth Associates ("Commonwealth") to complete a private placement of securities for U.S. Wireless Data, Inc. (the "Company") and for other good and valuable consideration, receipt whereof is hereby acknowledged, the undersigned hereby agrees as follows:

     (1) The undersigned represents and warrants to the Company that the undersigned is the record and beneficial owner of the number of shares of the Company's Series B Convertible Preferred Stock and the principal amount of its 6% Convertible Debentures set forth below (collectively, the "Securities"), and that the Securities are the only debt or equity securities of the Company owned by the undersigned other than Common Stock and the warrants set forth below.

     (2) The undersigned agrees that, if the Company completes a private placement raising gross proceeds of at least $5 million, by March 31, 2000 (a "New Financing"), the undersigned will sell the Securities to the Company or a designee of the Company for 125% of the original principal amount and/or liquidation value of the Securities as set forth in Section 7 (the "Purchase Price").

     (3) The closing of the sale shall take place on the same day, time and place as the closing of the New Financing, provided that the Company shall give the undersigned three days prior written notice of the closing of the New Financing. At such closing, the undersigned shall deliver to the Company or its designee certificates representing the Securities, duly endorsed for transfer and free and clear of all Liens (as defined below) against payment of the Purchase Price.

     (4) The undersigned represents and warrants to the Company, and by delivering the Securities to the Company at the closing shall be deemed to represent and warrant to the Company as of the closing date, that:

           (a) The undersigned has good and valid title to the Securities, free and clear of all liens, encumbrances, equities, claims, proxies or other voting rights ("Liens"); and, upon delivery of such Securities and the consummation of the sale pursuant hereto, the Company will receive good and valid title to such Securities, free and clear of all Liens.

           (b) All consents, approvals, authorizations and orders necessary for the execution, delivery and performance by the undersigned of this Agreement have been obtained; and the undersigned has full right, power and authority to execute, deliver and perform this Agreement; and this Agreement is a valid and binding obligation of the undersigned, enforceable against the undersigned in accordance with its terms.

           (c) The undersigned has no claims against the Company with respect to the Securities and the related agreements, including without limitation, any claims as to registration rights, dividends, interest or penalties, and the undersigned hereby waives in full any and all such claims or rights, past or present or future, against the Company, and all such documents representing the Securities or executed in connection therewith shall become null and void.


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     (5) The undersigned  irrevocably waives past, present and future dividends, interest and all penalties relating to the ownership of Securities, and the Warrants, the Shares and any other securities of the Company owned by the
undersigned   (collectively,   the  "Other   Securities")   including,   without
limitation, penalties relating to late registration of the Securities or the Other Securities, and agrees that unless a New Financing has not occurred by March 31, 2000, the Company need not pursue the registration of the securities or the Other Securities.

     (6) The undersigned agrees not to sell, transfer, assign, give away, or otherwise convert or dispose of or hypothecate the Securities or otherwise place a Lien on the Securities unless a New Financing has not occurred by March 31, 2000.

     (7) Securities owned by the undersigned to be sold as set forth above:

         227,353  shares  of  Series  B  Convertible  Preferred  Stock  with   a
         liquidation value equal to $227,353.00 (therefore Purchase Price of 284,191,25$); and

         $1,000,000.00 principal amount of 6% Convertible Debentures (therefore Purchase Price of 1,250,000.00$).

     (8) The undersigned hereby acknowledges that they waive any and all anti-dilution rights that may have been triggered, or may be triggered, as the result of any issuances of any securities by the Company, including, without limitation, the 15 million warrants issued in connection with the bridge financing announced by the Company on January 13, 2000, and that the Warrants shall only be exercisable for the original number of shares for which such Warrants were exercisable as of the original date of their issuance.

     (9) This agreement shall be null and void if the company shall not have wired 232,500$ to RBB Bank to redeem the 225,000$ bridgeloan on or before January 21, 2000 or shall not have issued to the bridgeloanholders warrants to purchase 22,500 shares of USWD common stock, at $1.50 per share, exercisable through July 6, 2004.

     (10) This agreement shall be null and void if the securities listed in (7) shall not have been repurchased by the Company for 1,534,191,25$ on or before March 31, 2000 and all rights of the holders shall be reestablished as they were before the signing of this agreement.


     IN WITNESS WHEREOF, the undersigned has signed this Agreement as of this 18th day of January 2000.


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                                                Name:
                                                Title:




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